                            SCHEDULE 14C INFORMATION



        Information Statement Pursuant to Section 14(c) of the Securities

                              Exchange Act of 1934

Check the appropriate box:
         /X/    Preliminary Information Statement
         / /    Definitive Information Statement

                                 Parentech, Inc.

                  (Name of Registrant As Specified In Charter)

                                 Not Applicable

  (Name of Person(s) Filing the Information Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
         /X/ No fee required.

         / / Fee computed on table below per Exchange Act Rules 14c-5(g) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                  Common Stock, no par value
                  Preferred Stock, no par value

         2) Aggregate number of securities to which transaction applies:

                  44,404,899 shares of Common Stock

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4) Proposed maximum aggregate value of transaction:

/__/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

                                 PARENTECH, INC.
                        777 SOUTH HIGHWAY 101, SUITE 215
                             SOLANA BEACH, CA 92075

               ---------------------------------------------------

                              INFORMATION STATEMENT

         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

               ---------------------------------------------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

               ---------------------------------------------------

                                  INTRODUCTION

This notice and information statement (the "Information Statement") was mailed on or about January 1, 2005 to the stockholders of record, as of December 27, 2004, of Parentech, Inc., a Delaware corporation (the "Company") pursuant to:
Section 14(c) of the Exchange Act of 1934, as amended to inform the Stockholders that the majority stockholders of the Company executed a written consent dated May 12, 2004 providing for an amendment to the Company's Certificate of Incorporation reducing its issued and outstanding shares of common stock through undertaking a one for two hundred reverse stock split. This notice and information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the "DGCL").

Our board of directors has unanimously approved the reverse stock split, as have stockholders representing a majority of our issued and outstanding shares of common stock. Accordingly, your approval is not required and is not being sought.

Please read this notice carefully. It describes the essential terms of the reverse stock split and contains certain information concerning the reverse stock split. The certificate of amendment effectuating the reverse stock split is attached to this Information Statement as EXHIBIT A. Additional information about the Company and its predecessor (Premier Classic Art, Inc.) is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the "Commission"). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm.

The principal executive office of the Company is located at 777 South Highway 101, Suite 215 Solana Beach, CA 92075. The Company's telephone number is (858) 847-9000.

     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS'
             MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

               ---------------------------------------------------

                                 PARENTECH, INC.
                        777 SOUTH HIGHWAY 101, SUITE 215
                            SOLANA BEACH, CA 92075

               ---------------------------------------------------

                              INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

               ---------------------------------------------------

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:

1. A one for two hundred reverse stock split, to be effective as of the filing of an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, attached hereto as EXHIBIT A.

The Board of Directors has fixed the close of business on December 27, 2004, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                       By order of the Board of Directors,

                                             /s/ Scott Landow
                                             ------------------------------
December __, 2004                                 Scott Landow
                                              Chief Executive Officer

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using "estimate," "anticipate," "believe," "project," "expect," "intend," "predict," "potential," "future," "may," "should" and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

         o Changes in existing product liability, tort or warranty laws or the introduction of new laws, regulations or policies that could affect our business practices: these laws, regulations or policies could impact our industry as a whole, or could impact only those portions in which we are currently active.

         o Changes in relationships with major customers and/or suppliers: an adverse change in our relationships with major customers and/or suppliers would have a negative impact on our earnings and financial position.

         o Armed conflicts and other military actions: the considerable political and economic uncertainties resulting from these events, could adversely affect our order intake and sales, particularly in the limousine market.

         o Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.


This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.


                    CURRENT INFORMATION REGARDING THE COMPANY

The following is a description of the current operations of the Company

Parentech, Inc.
777 South Highway 101, Suite 215
Solana Beach, CA  92075.
(858) 847-9000.

         Parentech was organized under the laws of Delaware in February 2000. Parentech's principal business is designing, developing and marketing products that enhance the development and well-being of infants. Parentech's first product, the Nature's Cradle TM Sound and Motion System, or Nature's Cradle, is an infant environmental transition system that eases the stress experienced by infants in the post partum period by simulating certain aspects of the pre-birth environment. Parentech believes that Nature's Cradle markedly enhances the development and well-being of newborns as shown in extensive clinical trials.

         Our common stock is traded in the over-the-counter market on the NASD "Electronic Bulletin Board" (Symbol: "PRNH").

History

Premier Classic Art, Inc. ("Premier" or the "Company") was incorporated as Pet-Con Industries, Inc. in the State of Delaware on June 14, 1991. Premier originally manufactured recyclable containers and bottles for sale to private grocery product manufacturers and food packers. Premier discontinued these operations in June 1995 and had no operating activities from then until September 1999.

References to any shares issued reflect the number of shares issued and outstanding at the time of issuance and have not been adjusted, and do not reflect, the pending one-for-two hundred or 1:200 reverse stock split.

Acquisition of Cool Classics Incorporated

On September 2, 1999, the Company purchased all of the outstanding shares of stock of Cool Classic Incorporated, a Nevada corporation, in exchange for 3,069,788 shares of the Company's common stock. Cool Classic Incorporated is the owner of 385,000 original, hand-painted animation production cels, which the Company planned to market and sell. The purpose of the acquisition was for Premier to enter into the business of marketing these cels as its principal business activity.


On September 2, 1999, Premier hired Charles Trapp as its President, appointed him a director and issued to him 1,158,845 shares of its common stock. The Board of Directors would resign upon the appointment of Charles Trapp as a director At the same time, Louis A. Pistilli joined the Company as a director. Mr. Pistilli was issued 75,000 shares of the Company's common stock.

Despite continued efforts to commercialize the cels, the Company's business of marketing them did not succeed. In an effort to improve the Company's prospects, it sought to acquire companies with products that could be commercialized.


Merger with Parentech

One of the companies that Premier evaluated was Parentech, Inc. ("Parentech"), a Delaware corporation with its principal offices in Solana Beach, California. Parentech held patents on a child development product that Premier considered to have substantial commercial appeal.

In December 2001, the Company determined that the potential success of Parentech justified a merger between the two companies, and it entered into a Memorandum of Understanding for that purpose. Upon execution of this memorandum, Parentech paid the Company a transaction fee of $75,000 in the form of a six-month, 8% loan. The note was to be cancelled upon completion of the merger. Under the terms of the memorandum, if the merger was not completed for certain, specified reasons, the Company would have owed Parentech a breakup fee of $75,000 in addition to repayment of the loan. On March 1, 2002, the Company issued 683,108 shares of common stock and 186,000 shares of preferred stock of Premier to parties who provided the transaction fee in consideration of Parentech's agreeing to make the transaction fee non-refundable.

In the course of negotiations to reach and enter into definitive agreements to implement the merger between Premier and Parentech, the parties determined that a change in the structure originally set forth in the memorandum of understanding between them would be mutually advantageous. For that reason, on September 6, 2002, the Board of Directors of the Company and the Board of Directors of Parentech entered into a new agreement that called for Premier Acquisition Corporation, a wholly owned subsidiary of the Company, to merge with and into Parentech (the "Merger"). In connection with the Merger, the Company was to issue one and one-half (1.5) shares of its common stock to Parentech Shareholders in exchange for each share of Parentech common stock, Series A preferred stock or Series B preferred stock they held.

In addition, as part of this transaction, each outstanding share of Premier Classic Acquisition Corporation common stock was, by the virtue of the merger and without any action on the part of the parties, converted into one share of Parentech common stock.

As of November 6, 2002, the effective date of the Merger, virtually all of the operations of Premier were being conducted by and through Parentech. References to the Company's operations on and subsequent to that date are, therefore, to operations of Parentech. On January 17, 2003 Premier merged Parentech into Premier and changed its name to Parentech.

The following is a description of the current operations of the Company.

Parentech was organized under the laws of Delaware in February 2000. Parentech's principal business is designing, developing and marketing products that enhance the development and well-being of infants. Parentech's first product, the Nature's Cradle TM Sound and Motion System, or Nature's Cradle, is an infant environmental transition system that eases the stress experienced by infants in the post partum period by simulating certain aspects of the pre-birth environment. Parentech believes that Nature's Cradle markedly enhances the development and well-being of newborns as shown in extensive clinical trials.

         o     Nature's Cradle babies cry 65% less;

         o Nature's Cradle babies are more alert and develop faster, as determined by standard, well-accepted neonatal development tests;

         o     Nature's Cradle babies sleep through the night sooner;

         o     Nature's Cradle babies sleep for longer intervals;

         o     Nature's Cradle babies have a lower incidence of colic;

         o Although Nature's Cradle has been in US hospitals for over 14 years, these sales were not made by the Company, but rather reflect the operations of the entity from whom the Company acquired the patents that comprise the Company's intangible asset. The Company's focus is on developing the consumer market, which is a different target market than the product has been sold historically;

         o The materiality of intangible assets to the Company, and the impact on the Company if these assets were determined to be impaired (i.e., would result in a charge to earnings which could be material to the Company's results of operations);

         o The distribution agreement with Shanghai Parentech Industrial Co. Ltd. includes distribution rights for all of China. Under the agreement all of UPMG's (United Premier Medical Group) VIP obstetric clinics will be equipped with Nature's Cradles in each patient's room. UPMG operates VIP obstetrics clinics within the largest hospitals in China in partnership with Johns Hopkins Hospital in Baltimore. They anticipate delivering over 3,550 babies within the next twelve months and expect a minimum of 50% of their patients to rent Nature's Cradles for their newborn babies. UPMG will have a minimum of six clinics open by the end of 2004 and anticipates over 500 beds by 2008. A clinic or hospital will pay $2.00 US/day to rent each Nature's Cradle; Consumer's will pay $280 up front for sixteen week rentals and purchase the required soft goods associated with the product for $75. Under this agreement, Parentech U.S. projects gross revenues from China to be $1.4 million in year 1, $7 million in year 2, $13 million in year 3, $20 million in year 4 and $27.5 million in year 5;

         o Shanghai Parentech Industrial Co. Ltd. purchased 100 initial units and accessories for $70,000, which were shipped in September 2004;

         o Shanghai Parentech Industrial Co. Ltd. could elect not to go forward with the manufacturing and distribution of Nature's Cradle if actual production costs significantly exceed current estimates.

As a caveat to the marketing and distribution agreement originally signed with SII, manufacturing had to be done by a Seiko approved Japanese contract manufacture, until an alternative source could be inspected and approved by them. This resulted in the hiring of Shinpo Electronics of Japan to manufacture all initial test and evaluation units. Until these units were tested and approved, the Company elected to have them made by a `machining' process, which essentially meant each unit was made by hand, a very expensive process resulting in a per unit cost of approximately $1,000.

On August 5, 2004, InnoTech introduced a manufacturing group in Shanghai that they have extensive business history with who was interested in becoming a partner with Parentech, China. Under the name of Shanghai Parentech Industrial Co. Ltd., this company will be registered in Shanghai, specializing in manufacturing maternity and child care products. Shanghai Parentech Industrial Co. Ltd. not only has advanced technicians, high manufacturing capacity and long standing relationships with government agencies and hospitals in China, but is willing to cover 100% of the expenses of the Joint Venture with Parentech China including manufacturing, marketing and distribution for 50% of the profits.

TERMS OF THIS AGREEMENT INCLUDE:

..A Equipping all of UPMG's, (United Premier Medical Group) VIP obstetric clinics with Nature's Cradles in each patient's room. UPMG operates VIP obstetric clinics within the largest hospitals in China in partnership with Johns Hopkins Hospital of Baltimore. They anticipate delivering over 3,550 babies within the next twelve months and expect a minimum of 50% of their patients to rent
Nature's Cradles for their newborn babies. UPMG will have a minimum of six clinics open by the end of 2004 and anticipates over 500 beds by 2008.

         o A Clinic or hospital will pay $2.00 US/day to rent each Nature's Cradle regardless of whether the room is occupied or not.

         o Consumers will pay $280 up front for sixteen week rentals. In addition they will purchase the required soft goods associated with the product for $75. It is anticipated that each consumer mechanism will have a life of 10 rental cycles. The cost for the manufacturing of the unit is expected to be $250. Revenues from 10 cycles will be $2,800. Soft Goods cost $25, making dollars available for G & A approximately $3,050 per unit over four years.

         o UPMG is expecting 3,550 births in 2005 with 50% of those patients, (1,775), to rent Nature's Cradles. Gross revenue of $497,000 will be generated from their VIP clinics alone, with an additional $133,000 from the sale of Soft Goods. (The Company is in discussion with UPMG to include the Nature's Cradle in the hospital stay and delivery cost so that close to 100% of their patients would lease units.)

..B As part of the agreement, Shanghai Parentech Industrial must sign up a minimum of 50 hospital users by December 31, 2005 through recruitment of sub-distributors, dealers and by direct sales through their existing distribution channels. The company only expects 5% of patients in public hospitals to rent the Nature's Cradle during the first year rising to 10% thereafter. Prices are the same.

..C Parentech U.S. retains the right purchase mechanisms for distribution outside of China for 15% above cost.

..D Parentech U.S. projects gross revenues in China to be:

         o     Year # 1 - $1.4 million

         o     Year # 2 - $7 million

         o     Year # 3 - $13 million

         o     Year # 4 - $20 million

         o     Year # 5 - $27.5 million

There can be no assurances that Parentech US shall achieve such projections.

..E   Profits are defined as Revenue - Flexible Costs - Fixed Costs. Flexible
     Costs are defined as Direct Material Costs, Direct Labor Costs, Fees for Promotion and Sales, Business Taxes, Advertising Fees and Sales Service Fees. Parentech Shanghai will conduct audits through the Hong Kong Accounting Affairs Institute. Shanghai Parentech Institute will provide Parentech China with an operating budget before each operating period.

Parentech does not believe that the FDA has approved any device that is competitive with Nature's Cradle that can assert such claims. Parentech believes its challenge will be to establish awareness of the product's value to parents of infants and convert that awareness into consumer demand. Parentech has developed a strategy that relies on placement of Nature's Cradle in hospitals, where Parentech believes large numbers of parents will experience its benefits. Parentech believes that parents' exposure to Nature's Cradle in the hospital will lead many of those parents to adopt Nature's Cradle for use at home once mother and child leave the hospital.

Parentech is initially focusing its marketing efforts in Asia, where mothers traditionally spend seven to 10 days in the hospital with their newborns. Parentech has chosen to enter into relationships with sales and marketing organizations that Parentech believes are recognized and well-established in their own markets to assist in implementing this strategy, rather than trying to create its own marketing and distribution system..

Parentech's overall business strategy is designed to take advantage of the inherent obstacles that independent inventors and start-up companies in the infant products market traditionally confront. The infant products market is dominated by a few relatively large, well-known companies that are responsible for the design, sales and marketing of many of the new products introduced each year. There are, however, a substantial number of products designed for this market by individual inventors and small entrepreneurs who have innovative ideas, but who often lack the market savvy or the financial and human resources to manufacture, market, and distribute their product profitably. It is often parents, pediatricians and nurses who observe the activities of young children who conceive products that could make their lives and those of their children easier, less stressful and more enjoyable. Yet these groups lack the know-how or resources to get their products successfully to market.

Parentech believes that the most daunting barrier for small entrepreneurs is the lack of a large enough distribution channel at an early stage to enable the product to be produced at a cost that will lead to profitability within an acceptable time frame. Most of these small entrepreneurs exhaust their limited capital on high cost prototypes and small runs of pre-production units, well before they can take advantage of the economies of scale associated with mass production. If they have any money left after working out production issues, it is quickly absorbed by initial marketing and distribution costs. Unless the product is an "instant success," it will usually not achieve sufficient market penetration in a short enough time frame to generate the cash flow critical to survival.

Parentech's strategy is designed to overcome this inherent problem by leveraging the FDA-endorsed efficacy of Nature's Cradle to create an international distribution consortium. The establishment of such a distribution network should allow Parentech to place its products, starting with Nature's Cradle, into many markets more rapidly than could be otherwise achieved. That, in turn, will enable Parentech to produce large enough quantities of a new product from the outset to realize economies of scale in production, thus accelerating the profitability of each new product line introduced. Parentech had an agreement with such a network in Japan, however that arrangement is currently on hold as of October 11, 2004, has received a purchase orders from another network in Korea, and is in the process of establishing both manufacturing and distribution capability in Mainland China.

These relationships, representing very large potential markets, would, on the basis of market penetration projections provided by the distribution networks themselves, will enable Parentech to achieve quickly the volumes needed to benefit from the economies of scale in production. Parentech expects that similar relationships will be established over time in other major markets, such as the U.S, Western Europe and Latin America.

Successful introduction of Nature's Cradle is key to ensuring that these distribution networks will remain receptive to future products. Parentech decided that the Nature's Cradle is the right "first product" because it is a patented, differentiable, clinically proven and doctor-recommended technology. Parentech's management believes that Nature's Cradle is a very robust and universally applicable product, which makes it the right first product not only for its potential to succeed in its own right, but because it can serve as a platform for the introduction of a series of follow-on products.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded in the over-the-counter market on the NASD "Electronic Bulletin Board" (Symbol: "PRNH"). The following table shows for the periods indicated the high and low bid quotations for our common stock (or its predecessor-"PMCL"), as reported by publicly-available Internet data information. These quotations are believed to represent inter-dealer quotations without adjustment for retail mark-up, mark-down or commissions and may not represent actual transactions.

PERIOD                                 HIGH BID                         LOW BID
------                                 --------                         -------

Calendar 2004

    First Quarter                      $0.07                            $0.07
    Second Quarter                     $0.07                            $0.01
    Third Quarter                      $0.07                            $0.01

Calendar 2003

    First Quarter                      $0.24                            $0.08
    Second Quarter                     $0.35                            $0.02
    Third Quarter                      $0.15                            $0.07
    Fourth Quarter                     $0.07                            $0.03

Calendar 2002

    First Quarter                      $0.72                            $0.18
    Second Quarter                     $0.51                            $0.30
    Third Quarter                      $0.36                            $0.18
    Fourth Quarter                     $0.45                            $0.12


HOLDERS

As of June 18, 2004, the Company had approximately 690 record holders of record and 44,404,899 outstanding shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information known to us about the beneficial ownership of our common stock as of December 15, 2004 for: (1) each person, entity or group that is known by us to beneficially own five percent or more of our common stock; (2) each of our directors (and former directors, as applicable); (3) each of our named executive officers (and former officers, as applicable) as defined in Item 402(a)(2) of Regulation S-B; and (4) our directors and executive officers as a group. To the best of our knowledge, each stockholder identified below has voting and investment power with respect to all shares of common stock shown, unless community property laws or footnotes to this table are applicable.

                                                                                                         Percentage of
                                                              Nature of                                  Shares
                                                              Beneficial     Number of Shares            Beneficially
Directors and Officers (1)                                    Ownership      Beneficially Owned          Owned (1)
------------------------------------------------------        ----------     ------------------          -------------

Scott D. Landow
c/o Parentech, Inc.
777 South Highway 101, Suite 215
Solana Beach, CA 92075 ...............                          Direct         1,616,700                    3.7%

Richard D. Propper, MD
c/o Parentech, Inc.
777 South Highway 101, Suite 215
Solana Beach, California  92075 ......                          Direct         2,741,472                    6.2%

Charles Smith
c/o Parentech, Inc.
777 South Highway 101, Suite 215
Solana Beach, CA 92075 ...............                          Direct           189,844                    0.004%

Acorn Technology Fund (2)
777 South Highway 101, Suite 215
Solana Beach, CA  92075 ..............                          Direct         5,460,000                   12.3%

Penny Lane Partners (3)
777 South Highway 101, Suite 215
Solana Beach, CA 92075................                          Direct         2,789,265                    6.3%

Total Directors and Executive Officers
 as a group ..........................                          Direct         1,616,700                    3.7%


 (1) Applicable percentage of beneficial ownership is based on shares outstanding as of December 15, 2004 in the amount of 44,404,899. Beneficial ownership is determined in accordance with rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after December 15, 2004 are deemed outstanding, but are not deemed outstanding for computing the percentage of any other person.
(2) Acorn Technology Fund is controlled by Richard Moser.
(3) Penny Lane Partners is controlled by Steve Schafer

                                  REVERSE SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and shareholders holding a majority of the Common Stock have approved a resolution to effect a one-for-two hundred (1:200) reverse stock split (the "Reverse Split") of the Common Stock. The Board and such shareholders believe that the Reverse Split is in the Company's best interests, principally because it may increase the trading price of the Common Stock. An increase in the price of the Common Stock may, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company's business objectives.

The immediate effect of the Reverse Split will be to reduce the number of presently issued and outstanding shares of Common Stock from approximately 44,404,899 to approximately 222,025. Although the Reverse Split may increase the market price of the Common Stock, no such increase can be assured or calculated. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split, nor can there be any assurances that the Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions.

Another potential benefit of the Reverse Split would be a substantial reduction in the transaction costs associated with trading in the Common Stock. In most cases, trading costs include both "brokers" trading commissions and the "indirect cost" of "dealer markup" - that is, the difference between the buying and selling prices of dealers in a given stock (the "bid-ask spread"). Further, the Board of Directors and the majority shareholders believe that the reduction in the number of shares of Common Stock outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the stockholders could enhance the public and institutional perception of the Company's Common Stock and thus generate investor interest.

The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares.

The Reverse Split of the Common Stock is expected to become effective on or about January 20, 2004 (the "Effective Date"). Upon the Effective Date, the Company will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued at this time.

No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. No shareholders will receive cash in lieu of fractional shares. The current record number of shareholders of the Company is approximately 690. Following the Reverse Split, the number of shareholders of the Company will be approximately 690 as any shareholders of the Company with less than 100 shares will be rounded up to 1 share.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

The Company cannot predict whether the Reverse Split will increase the market price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that:

         o the market price per share of the Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Split;

         o will not adversely impact the market price of the Common Stock as a result of negative investor opinion;

         o the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced shares; and

         o the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.

The Company does not, at this time, have any specific plans, proposals or arrangements to issue any of the newly authorized shares of common stock for any purpose, including future acquisitions and/or financings. The Company had contemplated a merger with Source Atlantic, Inc., but has terminated any merger related agreement with Source Atlantic, Inc.

There are no adverse material consequences or any anti-takeover provisions in either our Articles of Incorporation or Bylaws that would be triggered as a consequence of the Reverse Split. The Articles of Incorporation or Bylaws do not address any consequence of the Reverse Split.


                         FEDERAL INCOME TAX CONSEQUENCES

The following summary of material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss will be recognized by a shareholder as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.



                                APPRAISAL RIGHTS

Pursuant to the Delaware General Corporation Law, the holders of the Common Stock are not entitled to dissenters' rights in connection with the Reverse Split. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock.

The following is a summary of the material provisions of the Company's Common Stock and of its restated certificate of incorporation.

The holders the Common Stock are entitled to one vote for each share of record held on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board out of funds legally available therefor. In the event of the Company' liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Immediately following the effectuation of the Reverse Split as described previously, there will be approximately 222,025 shares of Common Stock issued and outstanding.

                             SOLICITATION OF PROXIES

The Company is facilitating the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's common stock.

                SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

         Under SEC rules, shareholders intending to present a proposal at the Annual Meeting in 2005 and have it included in our proxy statement must submit the proposal in writing to Scott Landow, 777 South Highway 101, Suite 215, Solana Beach, Ca 92075. We must receive the proposal no later than March 31, 2005.


         For business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company no later than March 31, 2005. A shareholder's notice to the Company shall set forth as to each matter the shareholder proposes to bring before the annual meeting:

         o a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

         o the name and address, as they appear on the Company's books, of the shareholder proposing such business,

         o the class and number of shares of voting stock of the Company which are beneficially owned by the shareholder,

         o a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and

         o a description of any material interest of the shareholder in such business.

         The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

                       MATERIAL INCORPORATED BY REFERENCE

         The audited balance sheets and the management discussion and analysis and plan of operations of the Company as of December 31, 2003, are incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and all amendments to Form 10-KSB for the fiscal year ended December 31, 2003, which include balance sheets, statements of operations and cash flows and management's discussion and analysis of financial condition and results of operations. The Company's unaudited consolidated balance sheets and the management discussion and analysis and plan of operations as of March 31, 2004 and June 30, 2004, are incorporated herein by reference to the Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2004, June 30, 2004 and September 30, 2004 respectively, which include balance sheets, statements of operations and cash flows and management's discussion and analysis of financial condition and results of operations. Please refer to those documents for additional information concerning the operations of the Company.


         The Company files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. Shareholders may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company filings are also available on the Internet on the SEC's website at www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272. The Company shall provide, at no cost to the shareholder, the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003 and June 30, 2003 along with this Information Statement.

By Order of the Board of Directors,

     /s/ Scott Landow
     ----------------------------
     Scott Landow,  Chief Executive Officer
     and Director
     December 15, 2004

                                    EXHIBIT A
                           CERTIFICATE OF AMENDMENT TO
          THE RESTATED CERTIFICATE OF INCORPORATION OF PARENTECH, INC.
                                    * * * * *

Parentech, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That the Board of Directors of the Company has approved and its Stockholders having a right to vote thereon have ratified a resolution duly amending the Certificate of Incorporation of the Company, as follows:

RESOLVED, that the stockholders consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation providing for a 1-for-200 reverse stock split of its shares of common stock;

SECOND: That a new article of the Certificate of Incorporation reading as follows shall be added thereto: Pursuant to the resolution for a reverse stock split approved by the Stockholders of the Corporation, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated__________, 2004, declared a 1-for-200 reverse stock split effective upon the filing of this certificate of amendment.

THIRD: That a majority of the Company's Stockholders have approved the amendment to the Certificate of Incorporation (the "Amendment") pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "GCL").

FOURTH: That the capital of the Company shall not be reduced under or by reason of said Amendment.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Scott Landow, its Chief Executive Officer, this __day of ___________, 2004.

By:

                          -----------------------------
                      Scott Landow, Chief Executive Officer



                                       28